EXHIBIT 10.40

NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE LEMAITRE VASCULAR, INC.
2006 STOCK OPTION AND INCENTIVE PLAN

PERFORMANCE-BASED AWARD

Name of Grantee: ____________________________________

Target No. of Restricted Stock Units: ____________________________________

Grant Date: ____________________________________

LeMaitre Vascular, Inc. (the “Company”) has selected you to be eligible to receive the target number of Restricted Stock Units identified above, subject to achievement of the Performance Goals during the Performance Period set forth on Appendix A hereto, the provisions of the Company’s 2006 Stock Option and Incentive Plan, as amended (the “Plan”), and the attached Statement of Terms and Conditions.

Please indicate your acceptance of this Agreement by signing below and returning it promptly to the Company.

I hereby accept the award of Restricted Stock Units and agree to the terms and conditions thereof as set forth in the Plan and the attached Statement of Terms and Conditions.

Dated: ____________________________________
[Grantee’s Signature]

Grantee’s name and address:

2006 Stock Option Plan - Form of PSU Agreement (Non-Employee Director) - 2025-12

Appendix A

Performance Period and Performance Goals

Performance Period: [YEAR]

Performance Goals: Initial vesting and payout calculation are based on the Company’s operating income for calendar year [YEAR] as set forth below. Acquisitions and other business developments may result in adjustments pursuant to Section 4 of the Statement of Terms and Conditions.

	Operating Income	Payout of RSUs*
Maximum		120%
Target		100%
Threshold		80%
Below Threshold		0%
*Payout as a percentage of target number of Restricted Stock Units subject to a PSU Award. Payout is linearly interpolated between goals.

The period during which the Performance Goals are measured shall be the one-year period from January 1, [YEAR] through December 31, [YEAR]. No later than ninety (90) days following the end of [YEAR], the Company shall determine in writing the extent, if any, that the Performance Goal(s) have been satisfied and shall determine the number of Restricted Stock Units that shall vest as of the date of such determination (the “Determination Date”).

If the Performance Goal(s) are achieved at or above the threshold level, then the number of Restricted Stock Units subject to the Award shall be adjusted based on the payout percentage set forth above and the resulting Restricted Stock Units shall vest as follows:

Percentage of Payout Vested	Vesting Date
33.33%	Upon the Determination Date (as defined above)
66.67%	December 1, [YEAR]
100%	December 1, [YEAR]

For example, if the target number of Restricted Stock Units is 100 and the maximum payout is achieved, then the Award shall be adjusted to cover 120 Restricted Stock Units, one-third of which will vest on the Determination Date and the remaining two-thirds of which will vest in equal installments on the dates forth above.

The Administrator may at any time accelerate the vesting schedule set forth above.

2006 Stock Option Plan - Form of PSU Agreement (Non-Employee Director) - 2025-12

STATEMENT OF TERMS AND CONDITIONS

1.
Preamble. This Statement contains the terms and conditions of an award (“Award”) of Restricted Stock Units (“Restricted Stock Units”) made to the Grantee identified in the Restricted Stock Unit Award Agreement attached hereto pursuant to the Plan. Each Restricted Stock Unit represents the right to receive one share of common stock of the Company (“Stock”), subject to vesting of that unit.
2.
Acceptance of Award. The Grantee shall have no rights with respect to this Award unless the Grantee shall have accepted this Award by signing and delivering to the Company a copy of the Restricted Stock Unit Award Agreement, which may occur through electronic means, within ninety (90) days of the Grant Date indicated on such agreement.
3.
Restrictions and Conditions.
(a)
This Award may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of by the Grantee prior to vesting.
(b)
If the Grantee’s service as a director to the Company is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of Restricted Stock Units granted herein, all Restricted Stock Units shall immediately and automatically be forfeited and returned to the Company.
(c)
The Grantee shall not have any stockholder rights, including voting or dividend rights, with respect to the shares of Stock subject to the Award until the Grantee becomes a record holder of those shares of Stock following their actual issuance pursuant to Section 6 of this Agreement.
4.
Vesting of Restricted Stock Units.
(a)
The period during which the Performance Goals are measured shall be the one-year period from January 1, [YEAR] through December 31, [YEAR] (the “Performance Period”).
(b)
Vesting of the Restricted Stock Units will be determined as of the end of the Performance Period based on the Performance Goals and on the schedule set forth on Appendix A.
(c)
Following the completion of the Performance Period and no later than ninety (90) days following the end of the Performance Period, the Administrator shall determine in writing the extent, if any, that the Performance Goals have been satisfied and shall determine the number of Restricted Stock Units that shall vest, if any, subject to this Agreement, as of the date of such determination (the “Determination Date”). The Administrator may, in its sole discretion, modify the Performance Goals, in whole or in part, as the Administrator deems appropriate and equitable to reflect a change in the business (including, without limitation, the Company’s acquisition of another business or company or divestiture of any product line or business), operations, corporate structure or capital structure of the Company or its Subsidiaries, the manner in which it conducts its business, or other events or circumstances.
5.
Dividend Equivalents.
(a)
If on any date the Company shall pay any dividend on shares of Stock of the Company, the target number of Restricted Stock Units credited to the Grantee shall, as of such date, be increased by an amount determined by the following formula:

W = (X multiplied by Y) divided by Z, where:

W = the number of additional Restricted Stock Units to be credited to the Grantee on such dividend payment date;

X = the aggregate number of Restricted Stock Units credited to the Grantee as of the record date of the dividend;

Y = the cash dividend per share amount; and

2006 Stock Option Plan - Form of PSU Agreement (Non-Employee Director) - 2025-12

Z = the Fair Market Value per share of Stock (as determined under the Plan) on the dividend payment date.

(b)
In the case of a dividend paid on Stock in the form of Stock (including, without limitation, a distribution of Stock by reason of a stock dividend, stock split, or otherwise), the target number of Restricted Stock Units credited to the Grantee shall be increased by a number equal to the product of (i) the target number of Restricted Stock Units and (ii) the number of shares of Stock (including any fraction thereof) payable as dividend on one share of Stock. Any additional Restricted Stock Units shall be subject to the vesting and restrictions of this Agreement in the same manner and for so long as the Restricted Stock Units granted pursuant to this Agreement to which they relate remain subject to such vesting and restrictions, and shall be promptly forfeited to the Company if and when such Restricted Stock Units are so forfeited.
6.
Receipt of Shares of Stock.
(a)
The Restricted Stock Units in which the Grantee vests in accordance with the Performance Goals and the schedule set forth in Appendix A will be issuable in the form of shares of Stock immediately upon vesting, subject to the collection of the minimum withholding taxes in accordance with the mandatory share withholding provision of Section 8 of this Agreement.
(b)
Once a stock certificate (or electronic transfer) has been delivered to the Grantee in respect of the Restricted Stock Units, the Grantee will be free to sell the shares of Stock evidenced by such certificate (or electronic transfer), subject to applicable requirements of federal and state securities law and the Company’s insider trading policy.
7.
Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Award shall have the meaning specified in the Plan, unless a different meaning is specified herein.
8.
Tax Withholding. The Company intends to meet its minimum tax withholding obligation by withholding from shares of Stock to be issued to the Grantee.
9.
Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

2006 Stock Option Plan - Form of PSU Agreement (Non-Employee Director) - 2025-12